                                                                   EXHIBIT 10.22


                            BEVERLY ENTERPRISES, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN







                       (Effective as of December 31, 2002)

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
ARTICLE 1  ESTABLISHMENT AND PURPOSE..............................................................................  1

ARTICLE 2  DEFINITIONS............................................................................................  1

ARTICLE 3  ADMINISTRATION.........................................................................................  4

ARTICLE 4  ELIGIBILITY AND PARTICIPATION..........................................................................  6

ARTICLE 5  CONTRIBUTIONS TO PARTICIPANTS' ACCOUNTS................................................................  7

ARTICLE 6  DISTRIBUTIONS..........................................................................................  9

ARTICLE 7  DEFERRED COMPENSATION ACCOUNTS......................................................................... 12

ARTICLE 8  TRUST.................................................................................................. 14

ARTICLE 9  CHANGE IN CONTROL...................................................................................... 14

ARTICLE 10 RIGHTS OF PARTICIPANTS................................................................................. 15

ARTICLE 11 WITHHOLDING OF TAXES................................................................................... 15

ARTICLE 12 AMENDMENT AND TERMINATION.............................................................................. 15

ARTICLE 13 MISCELLANEOUS.......................................................................................... 16

ARTICLE 14 ADMINISTRATIVE INFORMATION............................................................................. 17

ARTICLE 15 ERISA RIGHTS........................................................................................... 17

                            BEVERLY ENTERPRISES, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN


                                    ARTICLE 1
                            ESTABLISHMENT AND PURPOSE

         1.1 Establishment. Effective as of December 31, 2002, the Company hereby establishes this deferred compensation plan for a select group of employees as described herein, which shall be known as the "Beverly Enterprises, Inc. Executive Deferred Compensation Plan" (the "Plan"). The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of sections 201, 301, and 401 of ERISA, and therefore exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. The Plan is intended to constitute a "nonqualified deferred compensation plan" for purposes of Code section 3121(v)(2) as well as 4 U.S.C. section 114.

         1.2 Purpose. The primary purposes of the Plan are (i) to provide a select group of management or highly compensated employees with a capital accumulation opportunity by deferring compensation on a pre-tax basis; (ii) to provide the Company with a method of rewarding and retaining its highly compensated executives; and (iii) to provide a nonqualified retirement program with Company contributions to select individuals.

                                    ARTICLE 2
                                   DEFINITIONS

         Whenever used herein, the following terms shall have the meanings set forth below, and, when the defined meaning is intended, the term is capitalized:

         (a) "Account" means the accounting entry made with respect to each Participant for the purpose of maintaining a record of each Participant's benefit under the Plan.

         (b) "Affiliate" means any business entity 80% or more directly or indirectly owned or controlled by the Company.

         (c) "Annual Incentive Plan" means the Company's annual performance bonus plan as constituted from time to time.

         (d)      "Change in Control" shall be deemed to have taken place if:
                  (i) any person, corporation, or other entity or group, including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than any employee benefit plan then maintained by the Company, becomes the beneficial owner of shares of the Company having 30 percent or more of the total number of votes that may be cast for the election of directors of the Company; (ii) as the result of, or in connection with, any contested election for the board of directors of the Company, or any tender or exchange offer, merger or other business combination or sale of assets, or any combination of the foregoing (a "Transaction"), the persons who were directors of the company before the Transaction shall cease to constitute a majority of the board of directors of the Company or any successor to the Company or its assets, or (iii) at any time (a) the Company shall consolidate or merge with any other person, entity or group of persons within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934 and as used in Sections 13(d) and 14(d) thereto, including a "group" as defined in Section 13(d) (collectively referred to as a "Person") and the Company shall not be the continuing or surviving corporation, (b) any Person shall consolidate or merge with the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Company stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (c) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (d) the Company shall sell or otherwise transfer fifty percent (50%) or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Person or Persons.

                  Notwithstanding anything to the contrary contained herein, a Change in Control shall not include any transfer to a consolidated subsidiary, reorganization, spin-off, split-up, distribution, or other similar or related transaction(s) or any combination of the foregoing in which the core business and assets of the Company and its subsidiaries (taken as a whole) are transferred to another entity ("Controlled") with respect to which (1) the majority of the board of directors of the Company (as constituted immediately prior to such transaction(s)) also serve as directors of Controlled and immediately after such transaction(s) constitute a majority of Controlled's board of directors, and (2) more than 70% of the shareholders of the Company (immediately prior to such transaction(s)) become shareholders or other owners of Controlled and immediately after the transaction(s) control more than 70% of the ownership and voting rights of Controlled.

         (e) "Code" means the Internal Revenue Code of 1986, as it has been and may be amended from time to time.

         (f) "Committee" means the Nominating and Compensation Committee of the board of directors of the Company as it may exist from time to time.

         (g) "Company" means Beverly Enterprises, Inc., a Delaware corporation.

         (h) "Compensation" means an Employee's Salary and Incentive Compensation paid by the Employer for the Plan Year.

         (i) "Discretionary Contributions" means those contributions credited to a Participant's Account, if any, pursuant to section 5.4.

         (j) "Distribution Eligibility Requirement" means the completion of five (5) years of combined participation in this Plan and the SERP.

         (k) "Eligible Employee" means an Employee who is eligible to participate in the Plan pursuant to Section 4.1.

         (l) "Employee" means any person employed by the Employer whose wages are subject to withholding for purposes of the Federal Insurance Contribution Act.

         (m) "Employee Contributions" means those contributions credited to a Participant's Account in accordance with the Participant's deferral election pursuant to Section 5.1.

         (n) "Employer" means the Company and each Affiliate that adopts the Plan with the Company's permission.

         (o) "ERISA" means the Employee Retirement Income Security Act of 1974, as it has been and may be amended from time to time.

         (p) "Incentive Compensation" means such bonuses and other non periodic amounts payable to an Employee in addition to his Salary, which may be paid to the Employee in the current or a subsequent Plan Year as determined by the Employer in accordance with its general policies and procedures and its sole discretion. Whether a payment qualifies as "Incentive Compensation" shall be determined by the Committee in its sole discretion.

         (q) "Matching Contributions" means those contributions credited to a Participant's Account, if any, pursuant to Section 5.5.

         (r) "Participant" means an Eligible Employee who is participating in the Plan pursuant to Section 4.2.

         (s) "Plan" means the Beverly Enterprises, Inc. Executive Deferred Compensation Plan, as set forth herein, and as it may be amended from time to time.

         (t) "Plan Year" means January 1 to December 31 of each calendar year. The first Plan Year shall be a short plan year that begins and ends on December 31, 2002.

         (u) "Qualified Plan" means the Beverly Enterprises, Inc. 401(k) SavingsPlus Plan.

         (v) "Rabbi Trust" means the grantor trust that may be established pursuant to Article 8.

         (w)      "Rabbi Trustee" means the trustee of the Rabbi Trust.

         (x) "Salary" means the base annual compensation payable to an Employee by the Employer for services rendered during a Plan Year, before reduction for amounts deferred pursuant to the Plan or to the Qualified Plan or any other deferred compensation, 401(k), or cafeteria plan, which is payable in cash to the Employee for services to be rendered during the Plan Year provided that "Salary" shall exclude Incentive Compensation.

         (y) "SERP" means the Beverly Enterprises, Inc. Supplemental Executive Retirement Plan.

         (z) "SERP Contributions" means those contributions credited to a Participant's Account, if any, pursuant to Section 5.6.

                                    ARTICLE 3
                                 ADMINISTRATION

         3.1 Authority of the Committee. Subject to the provisions herein, the Committee or its designee shall have full power and discretion to select Employees for participation in the Plan; to determine the terms and conditions of each Employee's participation in the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; to amend (subject to the provisions of Articles 9 and 12 herein) the terms and conditions of the Plan and any agreement entered into under the Plan; to adjudicate all claims and appeals; and to make other determinations which may be necessary or advisable for the administration of the Plan.

         The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe; provided, however, that the Committee shall not delegate its authority with regard to the determination of Eligible Employees or contributions pursuant to Article 5.

         3.2 Decisions Binding. Subject to Section 3.4(b), all determinations and decisions of the Committee or its designee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, conclusive, and binding on all parties and shall be given the maximum possible deference allowed by law.

         3.3 Claim Procedures. If a request for Plan benefits is denied in whole or in part, the Participant or his beneficiary ("claimant") will be notified in writing within 90 days after receipt of the claim. In some instances, the Committee may require an additional 90 days to consider the claim. When additional time is needed, the claimant will be notified within 90 days of receipt of the claim of the special circumstances requiring the extension and the date by which the Committee expects to render its benefit determination. The extension may not exceed a total of 180 days from the date the claim was originally filed.

         If a claimant's initial request for benefits is denied, the notice of the denial will include the specific reasons for denial and references to the relevant Plan provisions on which the denial was based, a description of any additional material or information necessary to perfect the claim and an explanation of why such information is necessary, if applicable, and a description of the Plan's review procedures and the time limits applicable thereto, including a statement of the claimant's rights under Section 502(a) of ERISA following an adverse benefits determination on review.

         Within 60 days after receiving a denial, the claimant or his authorized representative may appeal the decision by requesting a review by writing the Committee. On appeal, the claimant may submit in writing any comments or issues with respect to the claim and/or any additional documents or information not considered during the initial review and, upon request and free of charge, the claimant will be provided access to and copies of all documents, records and other information relevant to the claim.

         A decision on appeal will normally be given within 60 days of the receipt of the appeal. If special circumstances warrant an extension, then the decision will be made no later than 120 days after receipt of the appeal. If an extension is required, the claimant will be provided a written notice of the extension that shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render its final decision. Subject to Section 3.4, the Committee's decision on appeal shall be final and binding on all parties.

         If a claimant's appeal is denied in whole or in part, the notice of the decision on appeal shall include the specific reasons for the denial and reference to the relevant Plan provisions on which the denial was based, a statement that, upon request and free of charge, the claimant may review and copy all documents, records and other information relevant to the claim for benefits and a statement describing the Plan's binding arbitration procedures (or, on or after a Change in Control, other contest procedures) and the claimant's rights under Section 502(a) of ERISA.

         3.4 Arbitration. (a) Pre Change in Control. The following provisions shall apply before a Change in Control. Any individual making a claim for benefits under this Plan may contest the Committee's decision to deny such claim or appeal therefrom only by submitting the matter to binding arbitration before a single arbitrator. Any arbitration shall be held in Fort Smith, Arkansas, unless otherwise agreed to by the Committee. The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

         The arbitrator's authority shall be limited to the affirmation or reversal of the Committee's denial of the claim or appeal, based solely on whether or not the Committee's decision was arbitrary or capricious, and the arbitrator shall have no power to alter, add to, or subtract from any provision of this Plan. Except as otherwise required by ERISA, the arbitrator's decision shall be final and binding on all parties, if warranted on the record and reasonably based on applicable law and the provisions of this Plan. The arbitrator shall have no power to award any punitive, exemplary, consequential, special, or extracontractual damages, and under no circumstances shall an award contain any amount that in any way reflects any of such types of damages. Each party shall bear its own attorney's fees. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         (b) Post Change in Control. On and after a Change in Control, the Committee's decisions shall be given no special deference, but rather shall be reviewed de novo, and a claimant may contest any Committee decision through arbitration or litigation, at the forum and the venue of his or her choice. The Company shall be liable for all court or arbitration costs and legal fees if the claimant makes such a challenge.

         3.5 Indemnification. Each person who is or shall have been a member of the Committee or acts pursuant to the Committee's direction, shall be indemnified and held harmless by the Employer against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party, or in which he or she may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by him in settlement thereof, with the Employer's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he or she shall give the Employer an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his own behalf.

         The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Employer's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Employer may have to indemnify them or hold them harmless.

                                    ARTICLE 4
                          ELIGIBILITY AND PARTICIPATION

         4.1 Eligibility. The Committee shall determine, in its sole and absolute discretion, which such Employees shall be eligible to participate from time to time, and may modify such determinations at any time, provided that at all times the Plan shall continue to qualify as an unfunded plan maintained primarily to provide deferred compensation benefits to a select group of management or highly compensated employees, within the meaning of sections 201, 301, and 401 of ERISA. Currently, to be eligible for selection by the Committee, an Employee must (i) be in pay level D or above, (ii) have Salary scheduled to be at least $90,000, and (iii) have Total Compensation for the Plan Year scheduled to be at least $100,000. For purposes of this Section 4.1, the phrase "Total Compensation" shall mean a Participant's scheduled Salary and target bonus under the Company's Annual Incentive Plan for the Plan Year.

         4.2 Participation. Each Eligible Employee shall become a Participant in the Plan upon contributions being made to his Account pursuant to Article 5, and the completion of all other applicable election and administrative forms required by the Company.

         In the event a Participant ceases to be eligible to participate in the Plan, such Participant shall become an inactive Participant, retaining all the rights described under the Plan, except the right to make any further deferrals, until such time that the Participant again becomes an active Participant.

         4.3 Partial Year Eligibility. In the event that an Employee first becomes eligible to participate in the Plan after the beginning of a Plan Year, the Employer shall notify the Employee of his eligibility to participate, and the Employer shall provide each such Participant with a "Deferral Election Form," and any additional enrollment forms that must be completed by the Participant; provided, however, that such Participant must make his election within 30 days thereof and may elect only to defer that portion of his Compensation for such Plan Year which is to be earned after the filing of the deferral election.

         4.4 Notice. The Company shall notify an Employee within a reasonable time of such Employee's gaining or losing eligibility for active participation in the Plan.

                                    ARTICLE 5
                     CONTRIBUTIONS TO PARTICIPANTS' ACCOUNTS

         5.1 Compensation Deferrals. Effective as of January 1, 2003, and subject to Sections 5.2 and 5.3, an Eligible Employee may elect to defer and have credited to his Account for any Plan Year (i) up to one hundred percent (100%) of his Incentive Compensation, and (ii) up to seventy-five percent (75%) of his Salary; provided, however, that the amount of deferrals selected by the Participant shall not reduce his non-deferred Compensation below the amount that is required to be withheld for any state or federal payroll taxes (including FICA/Medicare tax on deferred amounts), income tax, payments to be withheld pursuant to the Qualified Plan or any other benefit plan of the Employer (other than this Plan), and any other required or elected withholding. Deferrals shall be credited to a Participant's Account on the business day the Compensation is withheld from the Participant's pay check. The minimum amount of Salary that may be deferred in any Plan Year is five percent (5%). The minimum amount of Incentive Compensation that may be deferred in any Plan Year is the greater of:
(i) five percent (5%) of the Participant's Incentive Compensation for the Plan Year or (ii) $1,000. The minimum deferral amounts will be prorated if a Participant first becomes eligible to participate in the Plan after the beginning of the Plan Year. Eligible Employees shall not be permitted to defer any portion of their Compensation for the initial short Plan Year that begins and ends on December 31, 2002. At the discretion of the Committee, deferrals may also be permitted for awards under the Beverly Enterprises, Inc. Long-Term Incentive Plan or other equity compensation.

         5.2 Deferral Election. Eligible Employees and Participants shall make their elections to defer all or a portion of their Salary for the Plan Year no later than December 15 prior to the beginning of the Plan Year in which the Salary is to be earned, or not later than thirty (30) calendar days following notification of eligibility to participate for a partial Plan Year (with respect to Salary not yet earned). Eligible Employees and Participants shall make their elections to defer all or a portion of their Incentive Compensation for the Plan Year before it is earned and substantially certain of payment, pursuant to rules established by the Committee from time to time. Any deferral election a Participant may have made under the Beverly Enterprises, Inc. Executive Deferred Compensation Plan, originally established as of January 1, 1997, and as amended and restated as of January 1, 2000, and August 18, 2000, shall not apply for purposes of this Plan. Notwithstanding the foregoing, if an Eligible Employee wishes to defer a portion of his Salary for the Plan Year beginning on January 1, 2003, such Eligible Employee must elect on or before December 9, 2002, to defer all or a portion of his Salary to be earned for the pay periods beginning on or after January 1, 2003. All Salary and Incentive Compensation deferral elections under this Plan must be made before the Compensation is earned and before the amount thereof is substantially certain of payment.

         5.3 Length of Deferral and Modification of Elections. All deferral elections shall be irrevocable for the Plan Year in which they are in effect, and shall be made on a "Deferral Election Form," as described herein. Once made, a Participant's deferral election shall remain in effect for all subsequent Plan Years for which the Participant is an Eligible Employee unless and until the Participant increases, decreases, or terminates such election by submitting a new

Deferral Election Form to the Employer during the annual open enrollment period prior to a Plan Year. Deferral election changes must be submitted to the Employer no later than December 15 prior to the beginning of the Plan Year for which the change is to be effective.

         On the "Deferral Election Form" and related enrollment forms Participants shall elect (i) the percentage or flat dollar amount of each eligible component of Compensation to be deferred for the Plan Year; (ii) the deemed investment elections of the amounts to be deferred, in accordance with
Section 7.2; and (iii) the time when a distribution of such deferrals and other contributions for the Plan Year shall begin. Except as provided herein, an election to receive Employee Contributions and deemed investment returns (or losses) thereon with respect to a Plan Year upon termination of employment is irrevocable and cannot be changed by the Participant.

         5.4 Discretionary Contributions. The Committee may, within its sole discretion, direct the Employer to make contributions to a Participant's Account for the Plan Year based on the Participant's performance, the Company's performance, or any other criteria determined by the Employer within its sole discretion. Such contributions, if any, shall be referred to as "Discretionary Contributions."

         5.5 Matching Contributions. The Committee may, within its sole discretion, direct the Employer to make contributions to a Participant's Account for the Plan Year equal to (i) the matching contributions that would have been contributed to the Qualified Plan on the Participant's behalf for the Plan Year if the limitations imposed by Code sections 401(a)(17) and 402(g) had not been in effect, less (ii) the total matching contributions made to the Qualified Plan on the Participant's behalf for the Plan Year. In addition to or in the alternative, the Employer may, within its sole discretion, make contributions to a Participant's Account for the Plan Year equal to the matching contributions that were not made on the Participant's behalf under the Qualified Plan for the Plan Year due to his participation in this Plan. Contributions made under this
Section 5.5 shall be referred to as "Matching Contributions."

         5.6 SERP Contributions. The Committee may, within its sole discretion, direct the Employer to make contributions on behalf of the former SERP participants whose names are set forth on Appendix A, in an amount determined in accordance with the chart set forth below, or as determined by the Committee in its sole discretion.





         AGE RANGE                 CONTRIBUTION FOR YEARS (PERCENTAGE OF SALARY)
         ---------                 ---------------------------------------------
     (AS OF 1/1 FOR THE
        PLAN YEAR)
                                    12/31/02 -     1/1/06 - 1/1/08       1/1/09 -
                                      1/1/05                              FORWARD

              a 50                     5.00%             7.50%            10.00%

             50 - 59                   7.50%           11.25%             15.00%

             60 - 64                  10.00%           15.00%             20.00%

         The Committee, within its sole discretion, may direct the Employer to make additional contributions to the former SERP participants who are age 65 or older, provided that they are still actively employed by the Employer and meet the eligibility requirements set forth in Section 4.1.

         In addition, for the initial Plan Year that begins and ends on December 31, 2002, the Employer shall make contributions to the Participant's Accounts whose names are set forth on Appendix B in an amount equal to the amount set forth in Appendix B, in lieu of such Participant's accrued benefit under the SERP. Contributions made pursuant to this Section 5.6 shall be referred to as "SERP Contributions."

         As a condition to having SERP Contributions credited to his Account pursuant to this Section 5.6, a Participant whose name is listed on Appendix A or B shall waive his right to any and all benefit he had or may have had under the SERP.

                                    ARTICLE 6
                                  DISTRIBUTIONS

         6.1 General. Each Plan Year's contributions (and earnings) may have a separate distribution schedule, commencing either at termination of employment or at a specified future date while still employed, and payable either in a lump sum or installments. The default election is a lump sum payable at termination. Once a Participant elects a distribution form for termination of employment, his election shall remain in effect for all subsequent Plan Years unless and until the Participant changes his election by submitting a new Deferral Election Form to the Employer.

         6.2 Scheduled In-Service Distributions. A Participant may elect in the manner prescribed by the Committee to receive all or a portion of the vested portion of his Account while he is still employed by the Employer in either (i) a single lump sum payment, or (ii) annual installment payments over a period of two (2) to five (5) years; provided that the Participant has not previously elected to receive a distribution of such amounts upon termination of employment. If the amount the Participant elects to receive is less than $25,000 (for all years combined), payment shall be made in a single lump sum. If a Participant elects to receive installment payments under (ii) above, the amount of each installment payment shall be equal to the balance remaining in the portion of the Participant's Account that is subject to such installment election (as determined immediately prior to each such payment), multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the total number of remaining installment payments. The installment amount shall be adjusted annually to reflect gains and losses, if any, allocated to such Participant's Account pursuant to Article 7.

         A Participant's election under this Section 6.2 must specify the future year in which the payment of the deferred amounts shall commence, provided that the year in which distributions are to commence must be at least two (2) years beyond the end of the Plan Year in which the compensation is deferred. Any desired in-service distribution must be separately elected for each year compensation is deferred. Thus, to elect a scheduled in-service withdrawal for future plan years' deferrals, a new distribution election form must be submitted during the applicable enrollment period. Once the applicable enrollment period has passed, a scheduled in-service distribution cannot be elected for that plan year's deferrals. Distributions under this Section 6.2 shall commence in February of the year specified in the Participant's election. A Participant may delay the commencement of in-service payments or amend his election as to the form of the distribution at any time provided that such amendment must be made in the manner specified by the Committee at least one (1) calendar year prior to the date the distribution is to commence. If the Participant elects to delay his distributions (as opposed to changing the form of distribution), the new distribution date must be either at least one (1) year after the prior distribution date or termination of employment. A maximum of two (2) changes are permitted with respect to the time of payment and a maximum of two changes are permitted with respect to the form of payment of contributions attributable to each Plan Year; provided, however, the Committee may, within its sole discretion, allow additional amendments.

         If a Participant terminates employment not on account of his death or long-term disability after meeting the Distribution Eligibility Requirement but prior to the commencement of a previously elected in-service distribution, the portion of the Participant's Account subject to the in-service election will instead be distributed at the time of such termination in the same form of distribution elected for termination. If a Participant terminates employment with the Employer not due to death or long-term disability after meeting the Distribution Eligibility Requirement and while receiving installment payments pursuant to this Section 6.2, the remaining installment payments will be made to the Participant when they become due pursuant to the in-service distribution election. If a Participant's employment terminates due to his death, long-term disability, or prior to the Participant meeting the Distribution Eligibility Requirement while receiving installment payments pursuant to this Section 6.2, the remaining installment payments will be paid in accordance with Section 6.4.

         6.3 Distributions upon Meeting the Distribution Eligibility Requirement. If a Participant terminates employment with the Employer after meeting the Distribution Eligibility Requirement, the Participant may elect to receive the vested balance credited to his Account in (i) a single lump sum payment or, (ii) annual installment payments over a period of two (2) to fifteen
(15) years. If a Participant fails to make a distribution election or if the vested balance credited to his Account to be distributed is less than $25,000, payment shall be made in a single lump sum. The amount of each installment payment under (ii) above shall be equal to the balance remaining in the portion of the Participant's Account that is subject to such installment election (as determined immediately prior to each such payment), multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the total number of remaining installment payments. The installment amount shall be adjusted annually to reflect gains and losses, if any, allocated to such Participant's Account pursuant to Article 7. A Participant may amend his distribution election at any time to change the form of distribution provided that the amendment (a) be made in the manner specified by the Committee, and (b) be made at least one (1) year prior to termination of employment. A Participant may amend his election up to two times.

         Distributions under (ii) above shall begin in February of the year following the Participant's termination. Lump sum distributions under this
Section 6.3 shall commence in the calendar quarter following the Participant's termination.

         6.4 Termination of Employment Before Meeting the Distribution Eligibility Requirement, Death or Disability. In the event of a Participant's death, long-term disability (as determined by the Committee in its sole discretion) or if a Participant's employment with the Employer terminates for any reason prior to the date the Participant completes the Distribution Eligibility Requirement, the unpaid vested portion of such Participant's Account shall be paid to the Participant or (in the event of his death) the Participant's designated beneficiary in a single lump sum payment the calendar quarter following the Participant's termination of employment, death or long-term disability. At the request of a deceased Participant's beneficiary, the Committee may, within its sole discretion, change the form of distribution from a lump sum to installment payments.

         6.5 Nonscheduled In-Service Withdrawals. Notwithstanding any provision of this Plan to the contrary, a Participant may at any time request a lump sum distribution of all or a portion of his vested Account. In the event a Participant requests a distribution under this Section 6.5, such Participant will receive a portion of his vested Account equal to 90% of the requested distribution, and the remaining 10% of the requested distribution will be forfeited, and (ii) such Participant will be ineligible to participate in the Plan for the remainder of the Plan Year in which the distribution is received and for the immediately following Plan Year. The minimum amount that can be withdrawn pursuant to this Section is the lesser of: (i) the Participant's vested Account balance, or (ii) $25,000. Participants who have terminated employment shall be eligible to request a withdrawal pursuant to this Section. If a Participant is eligible to receive a distribution under this Section 6.5, such distribution will be made within a reasonable time after the Participant's request.

         6.6 Financial Hardship. The Committee shall have the authority to alter the timing or manner of payment of deferred amounts in the event that the Participant establishes, to the satisfaction of the Committee, severe financial hardship. In such event, the Committee may, in its sole discretion, distribute all or a portion of such Participant's vested Account to the Participant without penalty. Participants who have terminated employment shall be eligible to request a withdrawal pursuant to this Section.

         For purposes of this Section 6.6, "severe financial hardship" shall mean any financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the control of the Participant, including, but not limited to the following: (a) the illness or injury of a Participant or dependent (the term dependent shall have the meaning set forth in Code section 152(a)), (b) the casualty loss of a Participant's real or personal property, or (c) other similar and unforeseeable circumstances caused by events beyond the Participant's control that the Committee, in its sole discretion, determines constitutes a severe financial hardship. In any event, payment under this Section 6.6 may not be made to the extent such emergency is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; and (iii) by cessation of deferrals under the Plan. Withdrawals of amounts because of a severe financial hardship may only be permitted to the extent reasonably necessary to satisfy the hardship, plus to pay taxes on the withdrawal. Examples of what are not considered to be severe financial hardships include the need to send a Participant's child to college or the desire to purchase a home. The Participant's Account will be credited with earnings (or losses) in accordance with the Plan up to the date of distribution. A Participant requesting a hardship withdrawal is required to submit proof of his severe financial hardship and proof that it is not compensated by other means.

         The Committee shall judge the severity of the financial hardship based on the information submitted by the Participant. The Committee's decision with respect to the severity of financial hardship and the manner in which, if at all, the Participant's future deferral opportunities shall be ceased, and/or the manner in which, if at all, the payment of deferred amounts to the Participant shall be altered or modified, shall be final, conclusive, and not subject to appeal.

         6.7 Incompetence of Distributee. In the event that it shall be found that a person entitled to receive payment under the Plan (including a designated beneficiary) is a minor or is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefore shall have been made by a duly qualified committee or other legal representative), such payment may be made to any person whom the Committee in its sole discretion determines is entitled to receive it, and any such payment shall fully discharge the Employer, the Company, the Committee, the Plan, the Rabbi Trust, and the Rabbi Trust Trustee from any further liability to the person otherwise entitled to payment hereunder, to the extent of such payment.

                                    ARTICLE 7
                         DEFERRED COMPENSATION ACCOUNTS

         7.1 Participants' Accounts. The Company shall establish and maintain an individual bookkeeping Account for each Participant, and subaccounts for different contribution sources, as determined by the Committee. The Employee Contributions held in each Participant's Account shall be one hundred percent (100%) vested at all times.

         A Participant's Account shall also be credited with (i) Discretionary Contributions, if any, made pursuant to Section 5.4, (ii) Matching Contributions, if any, made pursuant to Section 5.5, (iii) SERP Contributions, if any, made pursuant to Section 5.6, and (iv) any deemed earnings credit to such amounts pursuant to Section 7.2 below.

         A Participant shall vest in Discretionary Contributions and Matching Contributions in accordance with the schedule determined by the Committee at the time any such contributions are made. A Participant shall vest in SERP Contributions in accordance with the following schedule:


        Years of Participation                         % Vested
        ----------------------                         --------
                  0-4                                     0%

              5 and more                                 100%


         For purposes of vesting in SERP Contributions, a Participant's years of participation shall be the combined total of his years of participation in this Plan and the SERP (without duplication of any years). The Committee, within its sole discretion, may accelerate the vesting of SERP Contributions upon a Participant's termination of employment. Notwithstanding anything in this Plan to the contrary, upon the occurrence of a Change in Control, Participants shall become fully vested in all amounts credited to their Accounts as of the date of the Change in Control.

         7.2 Earnings on Contributions. A Participant's Account shall be credited with earnings (or losses) based on a deemed investment of the Participant's Account, as directed by each Participant, which deemed investment shall be in one or more benchmark funds among the investment options selected by the Company from time to time. Until a Participant's insurance application is processed and approved, his Account shall be credited with a money market rate of return. Deemed earnings (and losses) on a Participant's Account shall be based upon the daily unit valuation of the funds selected by such Participant, and shall be credited to a Participant's Account each business day. Deemed earnings (or losses) shall be paid out to a Participant at the same time as the rest of his Account, pursuant to Article 6. Any portion of a Participant's Account which is subject to distribution in installments shall continue to be credited with deemed earnings (or losses) until fully paid out to the Participant.

         The Company reserves the right to change the options available for deemed investments under the Plan from time to time, or to eliminate any such option at any time. A Participant may specify a separate investment allocation with respect to each Deferral Election Form or amended Deferral Election Form. Participants may modify their deemed investment instructions each business day with respect to any portion (whole percentages only) of their Account, provided they notify the Company or its designee within the time and in the manner specified by the Company. Changes will be effective at the closing price of the funds the business day following the business day the change is received by the Company's designee. Elections and amendments thereto pursuant to this Section
7.2 shall be made in the manner prescribed by the Company.

         7.3 Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries who, upon the Participant's death, or physical or mental incapacity will receive the amounts that otherwise would have been paid to the Participant under the Plan. All designations shall be signed by the Participant, and shall be in such form as prescribed by the Committee. Each designation shall be effective as of the date delivered to the Committee or its designee by the Participant.

         Participants may change their beneficiary designations on such form as prescribed by the Committee. The payment of amounts deferred under the Plan shall be in accordance with the last unrevoked written beneficiary designation that has been signed by the Participant and delivered to the Committee or its designee prior to the Participant's death.

         In the event that all the beneficiaries named by a Participant pursuant to this Section 7.3 predecease the Participant, the deferred amounts that would have been paid to the Participant or the Participant's beneficiaries shall be paid to the Participant's estate.

         In the event a Participant does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant or the Participant's beneficiaries under the Plan shall be paid to the Participant's estate.

                                    ARTICLE 8
                                      TRUST

         Nothing contained in this Plan shall create a trust of any kind or a fiduciary relationship between the Employer and any Participant. Nevertheless, the Employer may establish one or more trusts, with such trustee(s) as the Committee may approve, for the purpose of providing for the payment of deferred amounts and earnings thereon (collectively referred to hereinafter as the "Rabbi Trust"). Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Employer's general creditors upon the bankruptcy or insolvency of the Employer.

                                    ARTICLE 9
                                CHANGE IN CONTROL

         9.1 Trust and Trustees. Upon the occurrence of a Change in Control, the Rabbi Trust shall become irrevocable and the Employer shall not thereafter be permitted to remove, terminate, or change the Rabbi Trustee without the prior written consent of the majority of the Participants, with weighted voting as measured by their account balances.

         9.2 Advanced Funding. No later than 10 days after a Change in Control occurs, the Employer shall make a contribution to the Rabbi Trust to the extent required to fully fund all benefits that are or may become payable under the Plan, together with all expenses of administering the Plan and Rabbi Trust. No later than December 31 of each Plan Year thereafter, the Employer shall make such additional contributions to the Rabbi Trust to fully fund the additional benefits that may become payable to Participants or beneficiaries under the Plan and the additional administrative, legal, and other Plan expenses.

         9.3 Amendment and Termination. After the occurrence of a Change in Control, neither the Employer nor the Committee may amend the Plan without the prior approval of a majority of the Participants. After a Change in Control, the Employer may not terminate the Plan until either (i) all benefits have been paid in full, or (ii) the majority of the Participants approve the same. For purposes hereof, Participants' votes shall be weighted based on their relative Plan account balances.

                                   ARTICLE 10
                             RIGHTS OF PARTICIPANTS

         10.1 Contractual Obligation. The Plan shall create an unfunded, unsecured contractual obligation on the part of the Employer to make payments from the Participants' Accounts when due. Payment of Account balances shall be made out of the general assets of the Employer or from the trust or trusts referred to in Article 8 above.

         10.2 Unsecured Interest. No Participant or party claiming an interest in deferred amounts of a Participant shall have any interest whatsoever in any specific asset of the Employer. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Employer. Each Participant, by participating hereunder, agrees to waive any priority creditor status for wage payments with respect to any amounts due hereunder. The Employer shall have no duty to set aside or invest any amounts credited to Participants' Accounts under this Plan. Accounts established hereunder are solely for bookkeeping purposes and the Employer shall not be required to segregate any funds based on such Accounts.

         10.3 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Employer to terminate a Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Employer.

                                   ARTICLE 11
                              WITHHOLDING OF TAXES

         The Employer shall have the right to require Participants to remit to the Employer an amount sufficient to satisfy federal, state, and local withholding tax requirements, or to deduct from all payments made pursuant to the Plan (or from a Participant's other Compensation) amounts sufficient to satisfy withholding tax requirements. Employment taxes with respect to amounts deferred hereunder shall be payable in accordance with Code section 3121(v)(2) and may be withheld from a Participant's Compensation even if due prior to the time of a distribution hereunder. The Employer makes no representations, warranties, or assurances and assumes no responsibility as to the tax consequences of this Plan or participation herein.


                                   ARTICLE 12
                            AMENDMENT AND TERMINATION

         Except as provided herein, the Employer reserves the right to amend, modify, or terminate the Plan (in whole or in part) at any time by action of the Company or the Committee, with or without prior notice. Except as described below in this Article 12, no such amendment or termination shall in any material manner adversely affect any Participant's rights to any vested amounts already deferred or credited hereunder or deemed earnings thereon, up to the point of amendment or termination, without the consent of the Participant.

         The Company may terminate the Plan and commence termination payout for all or certain Participants, or remove certain Employees as Participants, if it is determined by the United States Department of Labor or a court of competent jurisdiction that the Plan constitutes an employee pension benefit plan within the meaning of section 3(2) of ERISA that is not exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA, or if the IRS otherwise taxes or proposes to tax amounts deferred hereunder prior to their scheduled payment date. If payout is commenced pursuant to the operation of this Article 12, the payment of deferred amounts and earnings thereon shall be made in the manner selected by each Participant under Section 6.3 herein (other than the commencement date), as if the Participant had met the Distribution Eligibility Requirement.

                                   ARTICLE 13
                                  MISCELLANEOUS

         13.1 Notice. Any notice or filing required or permitted to be given to the Employer under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Beverly Enterprises, Inc. Executive Deferred Compensation Plan Committee, and if mailed, shall be addressed to the principal executive offices of the Employer. Notice mailed to a Participant shall be at such address as is given in the records of the Employer. Notices to the Employer shall be deemed given as of the date of delivery. Notice to a Participant or beneficiary shall be deemed given as of the date of hand delivery, or if delivery is made by mail, three (3) days following the postmark date.

         13.2 Nontransferability. Except as provided in Section 7.3 and this
Section 13.2, Participants' rights to deferred amounts and earnings credited thereon under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order, nor shall the Employer make any payment under the Plan to any assignee or creditor of a Participant.

         13.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         13.4 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

         13.5 Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Employer.

         13.6 Successors. All obligations of the Employer under the Plan shall be binding on any successor to the Employer, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Employer.

         13.7 Applicable Law. Except to the extent preempted by applicable federal law, the Plan shall be governed by and construed in accordance with the laws of the state of Delaware.

                                   ARTICLE 14
                           ADMINISTRATIVE INFORMATION

         14.1 Plan Sponsor and Administrator. The Plan described herein is sponsored by:

                            Beverly Enterprises, Inc.
                            One Thousand Beverly Way
                           Fort Smith, Arkansas 72919

         The Committee is the plan administrator and named fiduciary. Prior to a Change in Control, the Committee has been granted complete fiduciary discretion and authority to administer, operate, and interpret the Plan and make final decisions on such issues as eligibility, payment of benefits, claims, and claims appeals, unless such decisions have been delegated to another party. However, many day-to-day questions can be answered by the Benefits Department.

         The agent for the service of legal process for the Plan is the Company.

         14.2 Plan Type and Plan Year. Documents and reports for the Plan are filed with the United States Internal Revenue Service and the Department of Labor under Employer Identification Number: 62-1691861.

         The official Plan name is the Beverly Enterprises, Inc. Executive Deferred Compensation Plan, which, for government purposes, is intended to be an unfunded pension plan maintained by an employer for a select group of management or highly compensated employees. Plan records are maintained on an annual basis and December 31 is the end of the plan year.

         14.3 Plan Funding. The Plan is unfunded and unsecured and benefits are paid solely from the Employer's general assets.

                                   ARTICLE 15
                                  ERISA RIGHTS

         Certain rights and protections are provided to Plan participants under the Employee Retirement Income Security Act of 1974 (ERISA). These ERISA rights include the following:

         (a) Any Plan participant may contact the Benefits Department to examine all Plan documents without charge. These may include the Plan descriptions and all other documents filed with the United States Department of Labor.

         (b) Copies of Plan documents and other information may be obtained by writing to the Committee. A reasonable charge may be assessed for these copies.

         (c) Each Plan participant has the right to receive a written summary of the Plan's annual financial reports, if any. However, this type of plan is not required to have either an annual financial report or a summary annual report.

         (d) An employee may not be discharged or discriminated against to prevent his obtaining a benefit or exercising his ERISA rights.

         (e) If a claim for a benefit is denied, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

         The named fiduciary for this Plan is the Committee.

         Under certain circumstances, outside assistance may be necessary to resolve disputes between a Participant and Plan officials. For instance, if you request a copy of plan documents or the latest annual report from the plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the plan administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If a claim for benefits is denied or ignored, in whole or in part, after a final review, the claim may be submitted to binding arbitration (or, after a Change in Control, to either arbitration or a court, at the Participant's election). If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

         For further information about this Plan, contact the Benefits Department. Or, if you have any questions about this statement or about your rights under ERISA, you may contact the nearest area office of the Pension and Welfare Benefits Administration, United States Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquires, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

         IN WITNESS WHEREOF, Beverly Enterprises, Inc. has caused this document to be executed by its duly authorized officer on ____________, 2002, effective as of the date set forth above.


                                        BEVERLY ENTERPRISES, INC.


                                        By:
                                           ------------------------------------

                                        Its:
                                            -----------------------------------

                                   APPENDIX A

                  PARTICIPANTS ELIGIBLE FOR SERP CONTRIBUTIONS



 1.     Partice Acosta
 2.     Douglas Babb
 3.     Linda Burch
 4.     Pamela Daniels
 5.     David Devereaux
 6.     Jeffrey Friemark
 7.     Blaise Mercadante
 8.     Chris Roussos
 9.     Richard Skelly
10.     Cindy Susienka
11.     Crystal Wright

                                   APPENDIX B

                   PARTICIPANTS SERP CONTRIBUTIONS ON 12/31/02



1.       Douglas Babb         =    $40,998

2.       Crystal Wright       =    $63,058